EXHIBIT 10.1

October __, 2016

________________________
________________________

________________________
Attention: _______________

Dear Sirs:

This agreement (the “Amended Leak-Out Agreement”) amends and restates in its entirety that certain leak-out agreement, by and between Great Basin Scientific, Inc., a Delaware corporation, with headquarters located at 420 E. South Temple, Suite 520, Salt Lake City, UT 84111 (the “Company”) and ________________ (the “Holder”), dated September 19, 2016 (as amended prior to the date hereof, the “Original Leak Out Agreement”).

Reference is hereby made to (a) that certain Securities Purchase Agreement, dated December 28, 2015, by and among the Company, the Holder and certain other buyers signatory thereto (the “2015 SPA”), pursuant to which the Holder acquired (i) senior secured convertible notes (the “2015 Holder Notes”) and (ii) warrants to acquire shares of Common Stock (as defined in the 2015 SPA) (the “2015 Holder Warrants”), (b) that certain Securities Purchase Agreement, dated June 29, 2016, by and among the Company, the Holder and certain other buyers signatory thereto (the “2016 SPA”, and together with the 2015 SPA, collectively, the “SPA”), pursuant to which the Holder acquired (i) senior secured convertible notes (the “2016 Holder Notes”, and together with the 2015 Holder Notes, the “Holder Notes”) and (ii) warrants to acquire shares of Common Stock as (the “2016 Holder Warrants”, and together with the 2015 Holder Warrants, the “Holder Warrants”), (c) the Original Leak-Out Agreement and (d) that certain Exchange Agreement, dated October 2, 2016, by and between the Holder and the Company (the “Exchange Agreement”), pursuant to which, among other things, the parties (i) amended the percentage in paragraph 3 of the Original Leak Out Agreement to 40% of the Holder’s pro rata share of aggregate principal amount of 2015 Notes (as defined in the Exchange Agreement) then outstanding and (ii) agreed that the terms of the Original Leak-Out Agreement would not apply to the period commencing on and including October 17, 2016 and ending and including October 21, 2016 (the “Unrestricted Period”). This Amended Leak-Out Agreement amends and restates the Original Leak-Out Agreement solely to eliminate the Unrestricted Period. Capitalized terms not defined herein shall have the meaning as set forth in the applicable SPA.

During the period commencing on the later of the date hereof and the first day hereafter on which all the Other Holders (as defined below) have duly executed and delivered an amended leak-out agreement identical to this Amended Leak-Out Agreement (other than the identity of the Holder and the permitted percentage of trading volume) (the “Effective Date”) and ending on November 1, 2016 (such period, the "Restricted Period"), neither the Holder, nor any of its Buyer Trading Affiliates (as defined in the 2015 SPA), collectively, shall sell, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), more than ____1% of the trading volume of Common Stock on the Principal Market (or such other primary market in which the Common Stock is then trading) as reported by Bloomberg, LP for the applicable Date of Determination; provided, that the foregoing restrictions shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Holder or any of its Buyer Trading Affiliates at a price greater than either (x) $5.50 or (y) 120% of the Closing Bid Price (as defined in the Holder Notes) of the Common Stock on the Principal Market (or such other primary market in which the Common Stock is then trading) as reported by Bloomberg, LP as of the close of business of the Trading Day immediately prior to such Date of Determination (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) (each such transfer a “Permitted Transfer”).

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Holder Notes or Holder Warrants (or any securities issuable upon conversion or exercise of any Holder Notes or Holder Warrants, as applicable) (the “Restricted Securities”) to any Person (an “Assignee”) without complying with (or otherwise limited by) the restrictions set forth in this Amended Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement in the form of this Amended Leak-Out Agreement (an “Assignee Agreement”) and sales of the Holder and its Buyer Trading Affiliates and all Assignees (other than Permitted Transfers) shall be aggregated for all purposes of this Amended Leak-Out Agreement and all Assignee Agreements.

The Company shall, on or before 9:30 a.m., New York City time, on October 17, 2016, issue a Current Report on Form 8-K attaching this Amended Leak-Out Agreement as an exhibit thereto (including all attachments, the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby. From and after the filing of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder's express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the older or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

1 Insert Holder's pro rata portion of 40% based upon the aggregate principal amount of 2015 Holder Note held by the Holder on September 19, 2016.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Amended Leak-Out Agreement must be in writing in accordance with the information set forth in the SPA.

This Amended Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof (including, without limitation, the Original Leak-Out Agreement) and are fully binding on the parties hereto.

This Amended Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Amended Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Amended Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Amended Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this letter agreement or any transaction contemplated hereby.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this letter agreement, the other parties hereto may not have an adequate remedy at law for money damages in the event that this Amended Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of Holder under this Agreement are several and not joint with the obligations of any other holder of Notes (as defined in 2015 SPA), Notes (as defined in 2016 SPA), Warrants (as defined in 2015 SPA), or Warrants (as defined in 2015 SPA) (each, an “Other Holder”) under any other agreement, and Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Agreement, and no action taken by Holder pursuant hereto, shall be deemed to constitute Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Agreement. The Company and Holder confirms that Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Securities (as defined in the 2015 SPA) or Securities (as defined in the 2016 SPA) substantially in the form of this Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

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Sincerely,

GREAT BASIN SCIENTIFIC, INC.

By:
Name:
Title:

Agreed to and Acknowledged:

“HOLDER”

By:
Name:
Title: